EXHIBIT 10.1

ACCOUNTANTS’ CONSENT

The Board of Directors
Given Imaging Ltd.

We consent to the incorporation by reference in the registration statement (No.333-73732) on Form S-8 of Given Imaging Ltd. (the “Company”) of our report dated February 12, 2003, with respect to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2002.

/s/ Somekh Chaikin
Somekh Chaikin Certified Public Accountants (Isr.) A member of KPMG International

April 7, 2003